IMPERIAL OIL LIMITED
Exhibit (10)(iii)(A)(6)

Short Term Incentive Program
(as amended December 1, 2023)

I. Purposes

The Short Term Incentive Program is intended to help reward, retain, and motivate selected employees of the Company and its affiliates by recognizing efforts and accomplishments which contribute materially to the success of the Company’s business interests and to promote continued loyalty to the Company and avoidance of conflict of interest during the period following termination of Continued Employment.

II. Definitions

In this Program, except where the context otherwise indicates, the following definitions apply:

(1) "Administrative authority" means the Board, a committee designated by the Board, the Chairman of the Board, or the Chairman's delegates authorized to administer outstanding awards under this Program, establish requirements and procedures for the operation of the Program, and to exercise other powers assigned to the administrative authority under this Program.

(2) "Affiliate" means a legal entity which controls, or which is controlled by, or which is controlled by an entity which controls, the Company.

(3) "Award" means a bonus, bonus unit, or other award under this Program.

(4) "Board" means the Board of Directors of the Company.

(5) "Bonus" means a cash award specific in amount.

(6) "Bonus unit" means a potential cash award whose amount is based upon specified measurement criteria. The term bonus unit includes, but is not limited to, earnings bonus units.

(7) "Company" means Imperial Oil Limited, its wholly owned subsidiaries, and partnerships, or its successors.

(8) “Continued Employment” means continued employment after the date of grant with the Company or an affiliate.

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(9) “Control” means the power to direct or cause the direction of the management and policies of another person or entity whether through the ownership of shares or partnership interest, a contract, trust arrangement or any other means, either directly or indirectly, that results in control in fact and without restricting the generality of the foregoing includes, with respect to the control of or by a corporation or a partnership, the ownership of shares or partnership interest carrying not less than 50% of the voting rights regardless of whether such ownership occurs directly or indirectly, as contemplated above. “Controls” and “Controlled by” and other derivatives shall be construed accordingly.

(10) "Designated beneficiary" means a person designated by the grantee of an award pursuant to Section XIII to be entitled, on the death of the grantee, to any remaining rights arising out of such award.

(11) "Detrimental activity" of a grantee means with respect to the grantee’s retention of outstanding awards under this Program, activity at any time that is determined in individual cases by the administrative authority to be (a) a material violation of applicable standards, policies, or procedures of the Company or an affiliate; or (b) a material breach of legal or other duties owed by the grantee to the Company or an affiliate; or (c) a material breach of any contract between the grantee and the Company or an affiliate; or (d) acceptance by grantee of duties to a third party under circumstances that create a material conflict of interest, or the appearance of a material conflict of interest, with respect to the grantee's retention of outstanding awards under this Program. Detrimental activity includes, without limitation, activity that would be a basis for termination of employment for cause under applicable law in Canada. With respect to material conflict of interest or the appearance of material conflict of interest, such conflict or appearance might occur when, for example and without limitation, a grantee holding an outstanding award becomes employed or otherwise engaged by an entity that regulates, deals with, or competes with the Company or an affiliate. With respect to employees of the Company or an affiliate, detrimental activity may occur at any time prior to, or subsequent to, termination of Continued Employment of the employee.

(12) "Employee" means an employee of the Company or an affiliate, including a part-time employee or an employee on military, family, or other approved temporary leave.

(13) “Executive Officer” for any calendar year means the individuals designated as executive officers, including named executive officers, by the Company in its Annual Report on Form 10-K for such calendar year, or in the event that the Company does not file an Annual Report on Form 10-K for such calendar year, such individuals as are otherwise designated as executive officers by the company.

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(14) "Executive Resources Committee" means the committee of the Board so designated.

(15) "Exchange Act" means the U.S. Securities Exchange Act of 1934, as in effect from time to time.

(16) "Grantee" means a recipient of an award under this Program.

(17) "Granting authority" means the Board or any appropriate committee authorized to grant and amend awards under this Program and to exercise other powers assigned to the granting authority.

(18) "Imperial earnings bonus unit" or "IEBU" means an award of the potential right to receive from the Company at the settlement date specified in the award instrument, or at any later payment dates so specified, an amount of cash, up to the specified maximum settlement value per IEBU, equal to the Company’s cumulative Net Income Per Common Share (Basic), as reflected in its quarterly earnings statements as initially filed in its quarterly or annual reports with the U.S. Securities and Exchange Commission, commencing with earnings for the first full quarter after the date of grant through the twelfth full quarter following the date of grant.

(19) "Net Income Per Common Share (Basic)" means the published net earnings per common share or earnings per share, as applicable.

(20) "Normal retirement time" means for each employee, the first day of the month immediately following the normal retirement date, as determined in the Imperial Oil Limited Retirement Plan (or the provision in any plan or plans of the Company substituted therefore).

(21) "Program" means this Short Term Incentive Program, as amended from time to time.

(22) "Terminate" means cease to be an employee for any reason, whether at the initiative of the employee, the employer, or otherwise. That reason could include, without limitation, resignation or retirement by the employee; discharge of the employee by the employer, with or without cause; death; transfer of employment to an entity that is a not an affiliate; or a sale, divestiture, or other transaction as a result of which an employer ceases to be an affiliate. A change of employment from the Company or one affiliate to another affiliate, or to the Company, is not a termination. The time or date of termination is not necessarily the employee's last day on the payroll.

(23) “TSX Company Manual” means the Company Manual issued by the TSX to govern companies listed on the TSX.

(24) "Year" means calendar year.

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III. Administration

The Board is the ultimate administrative authority for this Program, with the power to interpret and administer its provisions. The Board may delegate its authority to a committee which, except in the case of the Executive Resources Committee, need not be a committee of the Board. Subject to the authority of the Board or an authorized committee, the Chairman and his delegates will serve as the administrative authority for purposes of establishing requirements and procedures for the operation of this Program; making final determinations and interpretations with respect to outstanding awards; and exercising other powers assigned to the administrative authority under this Program.

IV. No Equity-Security Awards

It is intended that this Program not be subject to the provisions of the Exchange Act and that awards granted hereunder not be considered equity securities of the Company within the meaning of the Exchange Act and that the awards not be considered security based compensation arrangements for the purposes of the TSX Company Manual. Accordingly, no award under this Program will be payable in any equity security or result in the issuance of securities of the Company. In the event an award under this Program should be deemed to be an equity security of the Company within the meaning of the Exchange Act or security based compensation arrangements for the purposes of the TSX Company Manual, such award may, to the extent permitted by law and deemed advisable by the granting authority, be amended so as not to constitute such an equity security or security based compensation arrangement, or may be annulled. Each award under this Program will be deemed issued subject to the foregoing qualification.

V. Annual Ceiling

In respect to each year under this Program, the Executive Resources Committee will, pursuant to authority delegated by the Board, establish a ceiling on the aggregate dollar amount that can be awarded under this Program. With respect to bonuses and bonus units granted in a particular year under this Program, the sum of (1) the aggregate amount of bonuses, and (2) the aggregate maximum settlement value of bonus units will not exceed such ceiling. The Executive Resources Committee may revise the ceiling from time to time as it deems appropriate.

IMPERIAL OIL LIMITED
VI. Right to Grant Awards; Reserved Powers; Eligibility

(1) The Board is the ultimate granting authority for this Program, with the power to select eligible persons for participation and to make all decisions concerning the grant or amendment of awards. The Board may delegate this authority in whole or in part (a) to the Executive Resources Committee; or (b) to a committee of two or more persons who may, but need not, be directors of the Company.

(2) The granting authority has sole discretion to select persons for awards under this Program, except that grants may be made only to persons who at the time of grant are, or within the immediately preceding 12 months have been, employees of the Company or of an affiliate. No person is entitled to an award as a matter of right, and the grant of an award under this Program does not entitle a grantee to any future or additional awards.

(3) No award may be granted to a member of the Executive Resources Committee.

VII. Term

This Program will continue until terminated by the Board.

VIII. Form of Bonus

A bonus may be granted either wholly in cash, wholly in bonus units, or partly in each.

IX. Settlement of Bonuses

Each grant will specify the time and method of settlement as determined by the granting authority. Each grant, any portion of which is in bonus units, will specify as the regular time of settlement for that portion a settlement date, which may be accelerated to an earlier time specified in the award instrument.

X. Extended Disability Benefits
In case the grantee becomes entitled on or before receipt of payment with respect to a bonus or bonus unit, to payment of extended disability benefits under the Company’s extended disability benefit plan, the grantee shall continue to have to have the right to receive cash payment of bonus or bonus units, or in case of death after entitlement as aforesaid, by the grantee’s legal representatives.

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XI. Termination; Detrimental Activity

(1) If a grantee terminates before normal retirement time, other than by reason of death, all outstanding awards of the grantee under this Program (including bonuses, bonus units, IEBUs, and other awards not yet paid or settled) will automatically expire and be forfeited as of the date of termination except to the extent the administrative authority determines otherwise. Notwithstanding the foregoing, the Company’s practice is not to forfeit any awards upon termination in the event that the grantee’s Continued Employment terminates on or after the date grantee reaches normal retirement time in circumstances where grantee becomes entitled to an annuity under the Imperial Oil Limited Retirement Plan (or the provision in any plan or plans of the Company substituted therefore.)

(2) For purposes of this Program, the administrative authority may determine that the time or date an employee resigns or otherwise terminates is the time or date the employee gives notice of resignation, accepts employment with another employer, otherwise indicates an intent to resign, or is discharged. The time or date of termination for this purpose is not necessarily the employee's last day on the payroll.

(3) If the administrative authority determines that a grantee has engaged in detrimental activity, whether or not the grantee is still an employee, then the administrative authority may, effective as of the time of such determination, cancel and cause to expire all or part of the grantee's outstanding awards under this Program (including bonuses, bonus units, IEBUs, and other awards not yet paid or settled).

(4) If the administrative authority is advised or has reason to believe that a grantee (a) may have engaged in detrimental activity; or (b) may have accepted employment with another employer or otherwise indicated an intent to resign, the authority may suspend the exercise, delivery, or settlement of all or any specified portion of such grantee's outstanding awards pending an investigation of the matter.

(5) If the administrative authority determines the conditions lined out in section XI are applicable to the grantee, at its discretion the authority may require the grantee to pay the Company the equivalent cash payment for each bonus or each bonus unit paid on any settlement date up to 180 days prior to termination of the grantee’s Continued Employment.

XII. Material Negative Restatement

(1) Awards under this Program to “Covered Executives”, as defined in the Corporation’s SEC Rule 10D-1 Policy for the Recovery of Erroneously Awarded Compensation, are subject to recovery in accordance with the terms of such Policy as in effect from time to time.

IMPERIAL OIL LIMITED
(2) In addition to the right of recovery referenced in paragraph (1) of this Section XII, if the Company’s reported financial or operating results become subject to a material negative restatement, the Executive Resources Committee in its sole discretion may require any current or former Executive Officer to pay the Company an amount corresponding to each award to that person under this Program, or a portion of such award, that the Executive Resources Committee determines would not have been granted or paid if the Company’s results as originally published had been equal to the Company’s results as subsequently restated, provided that (a) any requirement or claim under this Section XII(2) will apply only with respect to grantees who were Executive Officers at the time the applicable amounts were awarded or paid; (b) any requirement or claim under this Section XII(2) must be made, if at all, within five years after the date the amount claimed was originally paid by the Company; and (c) no amount may be recovered under the discretionary provisions of this Section XII(2) to the extent such amounts are also subject to recovery under the Policy referenced in Section XII(1).

(3) The obligations of grantees to make payments under this Section XII are independent of any involvement by those grantees in events that led to the restatement. The provisions of this Section XII are in addition to, not in lieu of, any remedies that the Company may have against any persons whose misconduct caused or contributed to a need to restate the Company’s reported results.

XIII. Death; Beneficiary Designation

Any rights and obligations of a grantee under this Program in effect at that grantee's death will apply to that grantee's designated beneficiary or, if there is no designated beneficiary, to that grantee's estate representative or lawful heirs, as demonstrated to the satisfaction of the administrative authority. Beneficiary designations must be made in writing and in accordance with such requirements and procedures as the administrative authority may establish. Unless specified otherwise in the award instrument, if a grantee dies, the administrative authority may accelerate or otherwise alter the settlement of deferred awards to that grantee.

XIV. Amendments to this Program and Outstanding Awards

(1) The Board may without the approval of the grantees from time to time (a) amend this Program with respect to awards previously issued without any fresh or further consideration and (b) amend the Plan with respect to awards to be issued in future. An amendment of this Program will, unless the amendment provides otherwise, be immediately and automatically effective for all outstanding awards.

IMPERIAL OIL LIMITED
(2) Without amending this Program, the granting authority may amend any one or more outstanding awards under this Program to incorporate in those awards any terms that could be incorporated in a new award under this Program. An award as amended must satisfy any conditions or limitations applicable to the particular type of award under the terms of this Program.

XV. Withholding Taxes

The Company has the right, in its sole discretion, to deduct or withhold at any time cash otherwise payable or deliverable in order to satisfy any required withholding requirements with respect to awards under this Program.

XVI. Non-Resident of Canada Awards

Subject to the limitations contained in this Program, the granting authority may establish different terms and conditions for awards to persons who are residents or nationals of countries other than Canada in order to accommodate the local laws, tax policies, or customs of such countries or the laws of Canada. The granting authority may adopt one or more supplements or sub-plans under this Program to implement those different terms and conditions.

XVII. General Provisions

(1) An award under this Program is not transferable except by will or the laws of descent and distribution, and is not subject to attachment, execution, or levy of any kind. The designation by a grantee of a designated beneficiary is not a transfer for this purpose.

(2) A particular form of award may be granted to a grantee either alone or in addition to other awards hereunder. The provisions of particular forms of award need not be the same for each grantee.

(3) An award may be granted for no consideration, for the minimum consideration required by applicable law, or for such other consideration as the granting authority may determine.

(4) An award may be evidenced in such manner as the administrative authority determines, including by physical instrument, by electronic communication, or by book entry. In the event of any dispute or discrepancy regarding the terms of an award, the records of the administrative authority will be determinative.

(5) The grant of an award under this Program does not constitute or imply a contract of employment and does not in any way limit or restrict the ability of the employer to terminate the grantee's employment, with or without cause, even if such termination results in the expiration, cancellation, or forfeiture of outstanding awards.

IMPERIAL OIL LIMITED
(6) A grantee will have only a contractual right to the amounts, if any, payable in settlement of an award under this Program, unsecured by any assets of the Company or any other entity.

(7) This Program is conclusively deemed to be an agreement made under the laws of the Province of Ontario and, for all purposes and in respect of any claim or dispute arising hereunder or in connection herewith, shall be constituted and construed in accordance with the laws of the Province of Ontario, without regard to principles of conflict of law.